EXHIBIT 99.9

RELEASE

      This RELEASE (this “Release”) is made by Ultimate Electronics, Inc., a Delaware corporation, Fast Trak Inc., a Minnesota corporation, Ultimate Intangibles Corp., a Colorado corporation, Ultimate Leasing Corp., a Colorado corporation, Ultimate Electronics Partners Corp., a Colorado corporation, Ultimate Electronics Leasing LP, a Texas limited partnership and Ultimate Electronic Texas LP, a Texas limited partnership and their related debtor estates (collectively, the “Sellers”), the Official Committee of Unsecured Creditors of Ultimate Electronics, Inc., et al. (the “Committee”), James Marcum, Bruce Giesbreacht, Mark Wattles (“Mr. Wattles”), Mark Wattles Enterprises, LLC (“Wattles Enterprises”), the DIP Lender Releasing Parties (as defined below),the DIP Lender Protected Parties, and Ultimate Acquisition Partners, LP, a Delaware limited partnership (the “Purchaser”) (collectively, the “Parties”).

Recitals

      WHEREAS, this Release is being delivered in connection with the closing of that certain Asset Purchase Agreement, dated as of April 20, 2005 including all related documents (collectively, the “Purchase Agreement”), between the Sellers and Purchaser, a newly-formed entity created for the purpose of effectuating the acquisition and owned directly or indirectly by Mr. Wattles or entities controlled by Mr. Wattles; and

      WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning attributed thereto in the Purchase Agreement.

      NOW THEREFORE, in consideration of the foregoing and the covenants, terms, conditions and release set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and effective as of the closing of the Purchase Agreement, the parties agree as follows:

Definitions

1.	“Agent” means Wells Fargo Retail Finance, LLC, solely in its capacity as agent for the lenders under the DIP Loan Agreement (as defined herein).

2.	“Committee Protected Parties” means the Committee and the Committee’s legal and financial advisors.

3.	“Derivative Claim” means any claim, liability, or cause of action that may arise, now or hereafter, that is derivative of a right of any Seller Releasing Party, including, without limitation, (a) fraudulent-transfer, fraudulent-conveyance, or preference claims under applicable state or federal law, (b) denuding-the-corporation claims, single-business-enterprise claims, corporate trust fund claims, or claims against any Purchaser Protected Party for breach of fiduciary duty or conspiracy, (c) claims asserted or assertable, by or on behalf of, any Seller, Seller Releasing Party or by any other party, against any Purchaser Protected Party, alleging (i) that any Purchaser Protected Party was the mere instrumentality, agent, or alter ego of a Seller Releasing Party or that the corporate veil of a

Purchaser Protected Party should be pierced or (ii) that any Purchaser Protected Party is successor-in-interest to any Seller or its affiliates, or any entity for or with which any Seller or its successors are or may be liable, and accordingly responsible and liable for certain or all of such Seller’s obligations and legal liabilities, (d) any claims related to insurance or the placement of insurance coverage under which any Seller is or was an insured or insured or (e) any claim arising under any state or federal securities laws.

4.	“DIP Lender Protected Parties” means the Agent, the Revolving Credit Lenders, the Tranche B Lenders, and the Tranche C Lender, and, as applicable, each of their legal and financial advisors, and their respective successors, representatives, agents and assigns.

5.	“DIP Lender Releasing Parties” means the Agent, Revolving Credit Lenders, the Tranche B Lenders, and the Tranche C Lender, and their respective successors, representatives, agents and assigns.

6.	“DIP Loan Agreement” means that certain Debtor in Possession Loan and Security Agreement, dated as of January 14, 2005 (as amended from time to time) by and between the DIP Lender Releasing Parties and the Debtors, and all other documents entered into in connection therewith.

7.	“Petition Date” means January 11, 2005.

8.	“Purchaser Protected Party” means Mr. Wattles, individually, Wattles Enterprises, Purchaser, it or their present or futures officers, directors, affiliates, successors and assigns, and all legal and financial advisors for Mr. Wattles, Wattles Enterprises and Purchaser.

9.	“Purchaser Releasing Parties” means Mr. Wattles, Wattles Enterprises, Purchaser, their legal and financial advisors, and their respective successors, representatives, agents and assigns.

10.	“Revolving Credit Lenders” shall have the meaning given to it in the DIP Loan Agreement.

11.	“Seller Protected Parties” means Sellers’ legal and financial advisors, Mr. Wattles, Mr. James Marcum, Mr. Bruce Giesbreacht and all persons (other than Mr. Wattles, Mr. Marcum and/or Mr. Giesbreacht) serving as an officer or director of one or more of the Sellers after the Petition Date with respect to post-petition conduct or activities of such officers or directors.

12.	“Seller Releasing Parties” means the Sellers, each Seller (on behalf of itself, its bankruptcy estate and its affiliates), Sellers’ legal and financial advisors, and Sellers’ respective successors, representatives, agents and assigns.

13.	“Tranche B Lenders” shall have the meaning given to it in the DIP Loan Agreement.

14.	“Tranche C Lender” shall have the meaning given to it in the DIP Loan Agreement.

Releases

      15. Release of Purchaser Protected Parties and DIP Lender Protected Parties. The Seller Releasing Parties do hereby fully and forever irrevocably and unconditionally waive, release and discharge the Purchaser Protected Parties and the DIP Lender Protected Parties from any and all actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, based upon any theory of federal, state or local statutory, regulatory or common law, and any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, or whether known or unknown, that may be or could have been asserted, with respect to the period commencing at the beginning of time and continuing through the Closing Date of the Purchase Agreement including, without limitation, relating to (i) any Purchaser Protected Party’s purchase, sale and/or ownership of any stock of Sellers (or voting rights relating thereto), any Purchaser Protected Party’s actions or omissions as an executive officer, director, or equity interest holder of any Seller, any actions or omissions of the Purchaser Protected Parties or the DIP Lender Protected Parties as a DIP lender to any Seller, and/or any Purchaser Protected Party’s or DIP Lender Protected Party’s actions or omissions relating to the Sellers, their bankruptcy estates and their bankruptcy cases, (ii) any Derivative Claims and (iii) any claims under chapter 5 of the Bankruptcy Code including, without limitation, sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code. The Seller Releasing Parties hereby irrevocably agree not to assert, directly or indirectly, any claim or demand, or to commence, institute or cause to be commenced or instituted, any proceeding of any kind against any Purchaser Protected Party or DIP Lender Protected Party based upon any matter purported to be released hereby.

      16. Release of Committee Protected Parties. The (1) Purchaser Releasing Parties, (2) DIP Lender Releasing Parties (subjection to paragraph 20), and (3) Seller Releasing Parties each do hereby fully and forever irrevocably and unconditionally waive, release and discharge the Committee Protected Parties from any and all actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, based upon any theory of federal, state or local statutory, regulatory or common law, and any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, or whether known or unknown, that may be or could have been asserted, with respect to actions or omissions arising on and after the Petition Date through and including the Closing Date of the Purchase Agreement.

      17. Release of Seller Protected Parties. The (1) Purchaser Releasing Parties, (2) DIP Lender Releasing Parties (subject to paragraph 20), and (3) Seller Releasing Parties each do hereby fully and forever irrevocably and unconditionally waive, release and discharge the Seller Protected Parties from any and all actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, based upon any theory of federal, state or local statutory, regulatory or common law, and any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, or whether known or unknown, that may be or could have been asserted, with respect to actions or omissions arising on and after the Petition Date through and including the Closing Date of the Purchase Agreement. Although Mr. Wattles is an officer and director of the Sellers as of the date hereof, and thereby within the definition of Seller Protected Parties under this Agreement, the scope of Mr. Wattles’ release is not limited by this paragraph 17. Rather, the release in favor of Mr. Wattles is intended to be global in scope and contained in paragraph 15 above “Release of Purchaser Protected Parties”. In addition, notwithstanding anything contained in this Agreement to the contrary, Mr. Wattles is not releasing claims or causes of action, if any, against any officer or director of Sellers except as provided in paragraph 18 below.

      18. Agreement Between Purchaser Releasing Parties and Certain Directors and Officers. Notwithstanding anything contained in this Agreement to the contrary, Purchaser Releasing Parties, Mr. Marcum, and Mr. Giesbreacht each do hereby fully and forever irrevocably and unconditionally waive, release and discharge one another from any and all actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, based upon any theory of federal, state or local statutory, regulatory or common law, and any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, or whether known or unknown, that may be or could have been asserted, with respect to actions or omissions relating to the Sellers, their bankruptcy estates and their bankruptcy cases, and arising on and after the Petition Date through and including the Closing Date of the Purchase Agreement.

      19. Agreement Between DIP Lender Protected Parties and Purchaser Protected Parties. Subject to paragraph 20, the DIP Lender Protected Parties and the Purchaser Protected Parties do hereby fully and forever irrevocably and unconditionally waive, release and discharge one another from any and all actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, based upon any theory of federal, state or local statutory, regulatory or common law, and any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, or whether known or unknown, that may be or could have been asserted, with respect to actions or omissions relating to the Sellers, Sellers’ bankruptcy estates, Sellers’ bankruptcy cases, and the DIP Loan Agreement for the time period commencing at the beginning of time and continuing through the Closing Date of the Purchase Agreement. The DIP Lender Protected Parties and the Purchaser Protected Parties hereby irrevocably agree not to assert, directly or indirectly, any claim or demand, or to commence, institute or cause to be commenced or instituted, any proceeding of any kind against one another based upon any matter purported to be released hereby.

      20. Effectiveness of Certain Releases. Notwithstanding anything herein to the contrary, (i) the releases granted by the Revolving Credit Lenders under this Release shall become effective only upon the Revolving Credit Lenders having received indefeasible payment in full of all amounts owing to them under the DIP Loan Agreement and the Prepetition Credit Agreement, if any, (ii) the releases granted by the Tranche B Lenders under this Release shall become effective only upon the Tranche B Lenders having received indefeasible payment in full of all amounts owing to them under the DIP Loan Agreement and the Prepetition Credit

Agreement, if any, (iii) the releases granted by the Agent under this Release shall become effective only upon the Agent having received indefeasible payment in full of all amounts owing to it under the DIP Loan Agreement and the Prepetition Credit Agreement, if any, and (iv) the releases granted by the Purchaser Releasing Parties to the Revolving Credit Lenders and Tranche B Lenders under this Agreement shall become effective only upon (a) the releases granted by the Revolving Credit Lenders and the Tranche B Lenders, as the case may be, becoming effective in accordance with the terms of this paragraph and (b) the Tranche C Lender having received indefeasible payment in full of all amounts owing to it under the DIP Loan Agreement.

      21. No Release of Obligations Arising Under Purchase Agreement. Notwithstanding anything contained herein to the contrary, nothing in this Release shall release any Party from its obligations under the Purchase Agreement or the Transactional Documents.

Miscellaneous Provisions

      22. No Admission of Liability. It is understood and agreed by the parties that this Release represents a settlement and compromise of disputed claims and neither this Release itself, any of the payments or covenants described herein, nor anything else connected with this Release is to be construed as an admission of liability, but is entered into to buy the peace of the parties.

      23. Indemnification and Exculpation. Sellers hereby acknowledge and affirm the existence and enforceability of, and agree to comply with, their indemnification obligations to any officer or director of one or more of the Sellers employed after January 11, 2005, to the fullest extent permitted by law. In addition, and to the fullest extent allowed by law, the Sellers will include, and the Committee will support, full exculpation provisions and injunction protection in favor of the Seller Protected Parties, the Committee Protected Parties, the DIP Lender Protected Parties and the Purchaser Protected Parties in any chapter 11 plan of reorganization submitted to the Court for consideration, in each case acceptable to Purchaser and its counsel.

      24. Best Efforts. Wells Fargo Retail Finance, LLC, shall sign this Release on behalf of itself, and as Agent (as that term is defined in the DIP Loan Agreement). In addition, Wells Fargo Retail Finance, LLC, shall use its best efforts to obtain the signatures as soon as practicable of each entity that is a Revolving Credit Lender and/or Tranche B Lender acknowledging and agreeing to be bound by the terms of this Release. No Revolving Credit Lender or Tranche B Lender shall be bound or entitled to any of the rights and benefits provided by this Release unless and until such lender executes this Release.

      25. Miscellaneous.

            (a) Entire Agreement. This Release, together with the agreements and documents referred to herein, embodies the entire agreement and understanding between the Parties relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof.

            (b) Modification or Waiver. This Release may be amended, modified or superseded, and any of the terms or conditions hereof may be waived, but only by a written instrument executed by the DIP Lender Releasing Parties, Committee, the Sellers, and Purchaser. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other provision of this Release.

            (c) Binding Effect. This Release shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including, but not limited to, any trustee appointed under chapter 7 of title 11 of the United States Code or any trustee created pursuant to a plan of reorganization.

            (d) Section Headings. The section headings contained in this Release are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Release.

            (e) Governing Law; Invalid Provisions. This Release and the rights and duties of the parties under it shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of law principles thereof. If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Release, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Release, and shall not affect the validity or enforceability of such other remaining provisions, and, in all other respects, this Release shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Release. If any provision of this Release is held to be unenforceable as written but may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

*       *       *       *       *

      IN WITNESS WHEREOF, each of the Parties has caused this Release to be duly executed to be effective as of the Closing Date.

ULTIMATE ELECTRONICS, INC.

By:	/s/ David A. Carter

Name:	David A. Carter

Title:	CFO

FAST TRAK INC.

By:	/s/ Kathryn R. Lockhart

Name:	Kathryn R. Lockhart

Title:	Secretary

ULTIMATE INTANGIBLES CORP.

By:	/s/ Kathryn R. Lockhart

Name:	Kathryn R. Lockhart

Title:	Secretary

ULTIMATE LEASING CORP.

By:	/s/ Kathryn R. Lockhart

Name:	Kathryn R. Lockhart

Title:	Secretary

ULTIMATE ELECTRONICS PARTNERS CORP.
By:	/s/ Kathryn R. Lockhart

Name:	Kathryn R. Lockhart

Title:	Secretary

ULTIMATE ELECTRONICS LEASING LP

By:	Ultimate Leasing Corp.
Its:	General Partner

By:	/s/ Kathryn R. Lockhart

Name:	Kathryn R. Lockhart

Title:	Secretary

ULTIMATE ELECTRONICS TEXAS LP

By:	Ultimate Electronics, Inc.
Its:	General Partner

By:	/s/ David A. Carter

Name:	David A. Carter

Title:	CFO

Signature Page to Release

MARK J. WATTLES

By:	/s/ Mark J. Wattles

Name:	Mark J. Wattles

MARK WATTLES ENTERPRISES, LLC

By:	/s/ Mark J. Wattles

Name:	Mark J. Wattles

Title:	President

ULTIMATE ACQUISITION PARTNERS, L.P.

By:	Ultimate Acquisition LLC
Its:	General Partner

By:	/s/ Mark J. Wattles

Name:	Mark J. Wattles

Title:	Member

Signature Page to Release

WELLS FARGO RETAIL FINANCE, LLC,
as Agent

By:	/s/ Timothy R. Tobin

Name:	Timothy R. Tobin

Title:	Senior Vice President

WELLS FARGO RETAIL FINANCE, LLC,
as a Revolving Credit Lender and a Tranche B Lender

By:	/s/ Timothy R. Tobin

Name:	Timothy R. Tobin

Title:	Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Revolving Credit Lender and a Tranche B Lender

By:

Name:

Title:

PNC BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:

Name:

Title:

NATIONAL CITY BUSINESS CREDIT, INC., as a Revolving Credit Lender

By:

Name:

Title:

THE OFFICIAL UNSECURED CREDITOR'S COMMITTEE OF ULTIMATE ELECTRONICS, INC. ET AL.

By:	/s/ Thomas W. Silva

Name:	Thomas W. Silva

Title:	Authorized Representative Committee Co-Chair

Signature Page to Release

MR. BRUCE GIESBREACHT

By:	/s/ Bruce Giesbreacht

Name:	Bruce Giesbreacht

Signature Page to Release

MR. JAMES MARCUM

By:	/s/ James Marcum

Name:	James Marcum

Signature Page to Release